                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                              MOODY'S CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[MOODY'S CORPORATION LOGO]

                                               99 Church Street
                                               New York, New York 10007

                                               March 15, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Moody's Corporation to be held on Monday, April 23, 2001, at 9:30 a.m. at the Company's offices at 99 Church Street, New York, New York.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2000 is also enclosed.

     Your vote is important. Please vote your shares whether or not you plan to attend the meeting. In addition to voting in person or by mail, stockholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record, please check your proxy card or other voting instructions to see which of these options are available to you.

                                          Sincerely,

                                          [CLIFFORD L. ALEXANDER, JR]

                                          CLIFFORD L. ALEXANDER, JR.
                                          Chairman

                              MOODY'S CORPORATION
                                99 CHURCH STREET
                            NEW YORK, NEW YORK 10007
                            ------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

To Our Stockholders:

     The 2001 Annual Meeting of Stockholders of Moody's Corporation will be held on Monday, April 23, 2001, at 9:30 a.m. at the Company's offices at 99 Church Street, New York, New York, for the following purposes, all as more fully described in the accompanying proxy statement:

     1. To elect two Class III directors of the Company to each serve a three-year term;

     2. To approve the 2001 Moody's Corporation Key Employees' Stock Incentive Plan;

     3. To approve the Amended and Restated 1998 Moody's Corporation Non-Employee Directors' Stock Incentive Plan;

     4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for 2001; and

     5. To transact such other business as may properly come before the meeting.

     The Board of Directors of the Company has fixed the close of business on February 26, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Jane B. Clark
                                          JANE B. CLARK
                                          Corporate Secretary

March 15, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOU COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             OF MOODY'S CORPORATION
                            ------------------------

GENERAL

     This Proxy Statement and the accompanying proxy card are being furnished to the holders of the common stock (the "Common Stock") of Moody's Corporation ("Moody's" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The Annual Meeting will be held on Monday, April 23, 2001, at 9:30 a.m., local time, at the Company's principal executive offices located at 99 Church Street, New York, New York 10007. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 15, 2001. Moody's telephone number is
(212) 553-0300.

ANNUAL MEETING ADMISSION

     Stockholders will need an admission ticket to enter the Annual Meeting. For stockholders of record, an admission ticket is attached to the proxy card sent to you. If you plan to attend the Annual Meeting in person, please retain the admission ticket.

     If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting in person, you may obtain an admission ticket in advance by sending a written request, along with proof of share ownership such as a bank or brokerage account statement, to the Corporate Secretary of the Company at 99 Church Street, New York, New York 10007. Stockholders who do not have admission tickets will be admitted following verification of ownership at the door.

RECORD DATE

     The Board of Directors has fixed the close of business on February 26, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the record date, there were issued and outstanding 158,110,891 shares of Common Stock. Each holder of Common Stock entitled to vote at the Annual Meeting will be entitled to one vote per share.

HOW TO VOTE

     In addition to voting in person at the Annual Meeting, stockholders of record can vote by proxy by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are set forth on the enclosed proxy card.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

SPECIAL VOTING PROCEDURES FOR CERTAIN CURRENT AND FORMER EMPLOYEES

     Many current and former employees of the Company have share balances in the Moody's Common Stock Fund of the Moody's Corporation Profit Participation Plan (the "Profit Participation Plan") or the Moody's Legacy Fund of The Dun & Bradstreet Corporation Profit Participation Plan (the "D&B PPP"). The voting procedures described above do not apply to these share balances. Instead, any proxy given by such an employee or former employee will serve as a voting instruction for the trustee of the Profit Participation Plan or the D&B PPP, as the case may be, as well as a proxy for any shares registered in that person's own name (including shares acquired under the Moody's Corporation Employee Stock Purchase Plan or otherwise). To allow sufficient time for voting by the trustee, Profit Participation Plan and D&B PPP voting instructions must be received by April 16, 2001. If voting instructions have not been received by that date, the trustee will vote those Profit Participation Plan shares or D&B PPP shares, as the case may be, in the same proportion as the respective Profit Participation Plan shares or D&B PPP shares, as the case may be, for which it has received instructions, except as otherwise required by law.

QUORUM AND VOTING REQUIREMENTS

     The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

     For purposes of Proposal I submitted to stockholders, directors shall be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting (i.e., the nominees receiving the greatest number of votes will be elected). Only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Thus, shares present at the Annual Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee's achievement of a plurality.

     For purposes of Proposals II and III submitted to stockholders, the affirmative vote of the majority of the votes cast on the matter is required to approve the 2001 Moody's Corporation Key Employees' Stock Incentive Plan and the Amended and Restated 1998 Moody's Corporation Non-Employee Directors' Stock Incentive Plan, provided that stockholders holding a majority of the shares outstanding on the record date actually cast votes on these matters. Abstentions are considered votes cast for this purpose, but broker non-votes are not. If a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting on the matter, the shares are considered to have been cast at the meeting with respect to such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes are not considered to have been cast at the meeting with respect to such matter and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     For purposes of Proposal IV submitted to stockholders, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ended December 31, 2001. If a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes are not considered present at the meeting for such matter and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

PROXIES

     The enclosed proxy provides that you may specify that your shares of Common Stock be voted "For" the director nominees or to "Withhold Authority" for the nominees and "For," "Against" or "Abstain" from voting with respect to each of the other proposals. All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors, as outlined in this Proxy Statement.

     It is not expected that any matter other than those referred to herein will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their own judgment with respect to such matters, unless authority to do so is withheld in the proxy.

     Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by (i) filing with the Corporate Secretary of the Company at 99 Church Street, New York, New York 10007, written notice of such revocation, (ii) submitting another proxy that is properly signed and bears a later date or (iii) attending the Annual Meeting and voting in person.

     Proxies are being solicited hereby on behalf of the Board of Directors. The cost of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, telecopy or otherwise. Such directors, officers and employees will not be specifically compensated for such services. The Company has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $10,000, plus reimbursement for out-of-pocket expenses. Arrangements may also be made with custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

CORPORATE STRUCTURE -- SPIN-OFF TRANSACTION

     On December 15, 1999, the Board of Directors of The Dun & Bradstreet Corporation ("Old D&B") announced a decision to separate into two publicly traded companies -- Moody's Corporation and The New D&B Corporation, a newly formed subsidiary corporation comprising the business of the Dun & Bradstreet operating company ("New D&B"). The separation of the two companies (the "Spin-Off") was accomplished on September 30, 2000 through a tax-free dividend to the stockholders of Old D&B of one share of New D&B common stock for every two shares of Old D&B common stock held. After the Spin-Off, Old D&B's only business was the Moody's business of providing ratings and related research and services through its principal subsidiary, Moody's Investors Service, Inc. Accordingly, in connection with the Spin-Off, Old D&B changed its name to "Moody's Corporation", and the Old D&B common stock has continued to trade on the New York Stock Exchange (the "NYSE") under the new symbol "MCO." Concurrently, New D&B changed its name to "The Dun & Bradstreet Corporation." References herein to "Old D&B" and "Old D&B common stock" refer to the Company and its Common Stock for periods prior to the Spin-Off.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated Mr. Adams and Mr. Rutherfurd to be reelected as Class III directors, each for a three-year term expiring in 2004. If elected, each nominee will hold office until his term expires and until his successor is elected and qualified. Both nominees for director to be elected at the Annual Meeting are currently members of the Board of Directors. The Company has no reason to believe that either of the nominees will be unable to serve. In the event that either nominee should not be available, the proxies will be voted for the election of such other person for director as management may recommend in the place of such nominee. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF EACH OF THE CLASS III NOMINEES LISTED BELOW.

INFORMATION REGARDING DIRECTOR NOMINEES

     Listed below are the nominees for Class III directors, with information showing the principal occupation, business experience and current directorships, if any, of each, the age of each as of the date of this Proxy Statement, and the month and year that each was first elected a director of the Company (or its predecessors).

Hall Adams, Jr.
Director since February 1992

     Hall Adams, Jr., age 67, is a member of the Audit Committee (the "Audit Committee") and Compensation & Benefits Committee (the "Compensation & Benefits Committee") of the Board of Directors. Mr. Adams was elected chairman of the board and chief executive officer of Leo Burnett Company, Inc., an advertising agency, in 1987, and held this position until 1992, when he retired. Mr. Adams is also a director of McDonald's Corporation and Sears, Roebuck and Co.

John Rutherfurd, Jr.
Director since May 2000

     John Rutherfurd, Jr., age 61, is the President and Chief Executive Officer (the "CEO") of the Company. Mr. Rutherfurd has served as President of Moody's Investors Service, Inc., a wholly-owned subsidiary of the Company, since January 1998. Prior thereto, Mr. Rutherfurd was the Chief Administrative Officer of Moody's Investors Service, Inc. from 1996 until January 1998. Mr. Rutherfurd also served as Managing Director of Moody's Holdings from 1995 until 1996, and served as President of Interactive Data Corporation ("IDC"), a wholly-owned subsidiary of Old D&B, from 1985 to 1989 and from 1990 until IDC was sold by Old D&B in September 1995.

INFORMATION REGARDING CONTINUING DIRECTORS

     Listed below are the continuing directors of the Company, with information showing the principal occupation, business experience and current directorships, if any, of each, the age of each as of the date of this Proxy Statement, and the month and year that each was first elected a director of the Company (or its predecessors).

                  CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2002

Robert R. Glauber
Director since June 1998

     Robert R. Glauber, age 61, is chairman of the Compensation & Benefits Committee and is a member of the Audit Committee. Mr. Glauber has served as the Chief Executive Officer and President of the National Association of Securities Dealers, Inc. (NASD) since November 2000. From 1992 until October 2000, Mr. Glauber was an adjunct lecturer at the Center for Business and Government at the John F. Kennedy School of Government at Harvard University, where he taught courses on financial regulation and public policy. Prior to joining the Kennedy School, Mr. Glauber served as Under Secretary of the Treasury in the Bush Administration from 1989 to 1992. Mr. Glauber is also a director of XL Capital Ltd., the Federal Reserve Bank of Boston and measurisk.com (for which he is chairman).

Mary Johnston Evans
Director since June 1990

     Mary Johnston Evans, age 71, is a member of the Audit and Compensation & Benefits Committees. Mrs. Evans was vice chairman of the board of Amtrak (National Railroad Passenger Corporation) from 1975 to 1979. Mrs. Evans is a director of Delta Air Lines, Inc., for which she served as non-executive chairman for the month of August 1997. She is also a director of Household International, Inc., Saint-Gobain Corporation and Sunoco, Inc.

                 CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2003

Clifford L. Alexander, Jr.
Director since February 1993

     Clifford L. Alexander, Jr., age 67, was elected non-executive chairman of the Company effective October 1, 2000. He served as chairman and chief executive officer of Old D&B from October 1999 until September 2000. Mr. Alexander is also president of Alexander & Associates, Inc., a private consulting firm specializing in work-force inclusiveness, which he founded in 1981. Mr. Alexander is also a director of American Home Products Corporation, Dreyfus General Family of Funds, Dreyfus Premier Family of Funds, Dreyfus Third Century Fund, IMS Health Incorporated, WorldCom, Inc. and Mutual of America Life Insurance Company.

Henry A. McKinnell, Jr., Ph.D.
Director since October 1997

     Henry A. McKinnell, Jr., age 58, is chairman of the Audit Committee and is a member of the Compensation & Benefits Committee. Since January 2001, Dr. McKinnell has been president and chief executive officer of Pfizer Inc., a research-based global health care company. Since 1997, he has held the position of president of the Pfizer Pharmaceuticals Group. Dr. McKinnell served as chief operating officer of Pfizer Inc. from May 1999 to December 2000. From 1992 until April 1999, he served as an executive vice president of Pfizer Inc. From 1992 to 1996, he was responsible for Pfizer's Medical Technology Group and served as Pfizer's chief financial officer from 1990 to 1996. In addition to serving on the board of Pfizer, Dr. McKinnell is also a director of John Wiley & Sons.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of nine meetings during 2000. Three of those meetings of the Board of Directors were held after the Spin-Off became effective on September 30, 2000. All of the directors attended 75% or more of the aggregate of all meetings of the Board of Directors and of the committees of the Board of Directors on which they served in 2000.

     In connection with the Spin-Off, certain persons resigned as members of the Board of Directors and certain committees thereof. In October 2000, in light of those resignations, the Board of Directors redesignated the members of the Compensation & Benefits Committee and the Audit Committee and appointed chairmen for such committees. The Board of Directors also reassumed the functions previously delegated to the Board Affairs Committee of the Board of Directors of Old D&B and, accordingly, terminated the Board Affairs Committee as a standing committee of the Moody's Board of Directors. The Board of Directors does not have a nominating committee. Board of Directors nominations and corporate governance matters are addressed by the Board of Directors.

     The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities relating to financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board of Directors have established, and the audit process. The functions of the Audit Committee are described in greater detail in the Audit Committee's written charter which has been adopted and approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. See also "Proposal IV -- Ratification of Appointment of Independent Accountants" on page 14, "Fees of Independent Accountants" on page 15, and "Audit Committee Report" on page 15.

     The Audit Committee consists of Dr. McKinnell (Chairman), Messrs. Adams and Glauber, and Mrs. Evans. The Audit Committee (including the Audit Committee as constituted prior to the Spin-Off) held four meetings during 2000. The members of the Audit Committee have been determined to be independent within the meaning of the listing standards of the NYSE.

     The Compensation & Benefits Committee is responsible for setting and approving the performance goals of senior management, including the CEO, and for evaluating their performance and establishing their compensation arrangements. The Compensation & Benefits Committee determines compensation arrangements for the CEO and for certain other executives consistent with the Company's long-term incentive plans adopted by the Compensation & Benefits Committee and subject to the Compensation & Benefits Committee's own rules of procedure and such limitations as it may adopt. The Compensation & Benefits Committee also:

     - Approves the Company's long-term incentive plans, approves eligibility for these plans, adopts rules for the administration of these plans and determines the awards granted to plan participants.

     - Grants options under the 1998 Moody's Corporation Key Employees' Stock Incentive Plan.

     - Monitors compliance with the Company's senior executive share ownership program.

     - Administers the Company's employee benefit plans, programs and practices, including the selection and retention of trustees to have custody of the plan assets, the selection and retention of asset managers for such plans and the determination of investment guidelines and portfolio objectives.

     The Compensation & Benefits Committee consists of Messrs. Glauber (Chairman) and Adams, Mrs. Evans and Dr. McKinnell. The Compensation & Benefits Committee (including the Compensation & Benefits Committee as constituted prior to the Spin-Off) held nine meetings during 2000.

COMPENSATION OF DIRECTORS

     Non-employee directors and the non-executive chairman receive compensation for serving on the Board of Directors. Compensation is delivered through a combination of cash and equity awards, with equity representing approximately 50% of total targeted compensation.

     Post Spin-Off. As of January 2001, each non-employee director is paid a retainer at an annual rate of $50,000 in quarterly installments. The non-executive chairman is paid a retainer at an annual rate of $125,000 in quarterly installments. There are no separate meeting or committee chairman fees.

     In 2000, each non-employee director was paid a retainer at an annual rate of $25,000 in quarterly installments, and each such director who was chairman of a committee of the Board of Directors was paid an additional retainer at an annual rate of $4,000 in quarterly installments. In addition, each non-employee director was paid a fee of $1,000 for each Board of Directors or committee meeting attended in 2000. If a Board of Directors or committee meeting lasted more than half a day or if such meeting was held other than on a date regularly scheduled for a Board of Directors meeting, the regular $1,000 fee was doubled for such meeting.

     Non-employee directors currently receive an annual stock option grant valued at $50,000. The non-executive chairman receives an annual stock option grant valued at $125,000. The options have an exercise price equal to the fair market value of the Common Stock on the date of the grant. The options vest after one year and expire ten years from the date of grant. In October 2000, Moody's non-employee directors were awarded options to purchase 10,800 shares. This grant represented the 2001 annual option grant and a special grant awarded in connection with the Spin-Off and valued at $25,000. In October 2000, the non-executive chairman was awarded options to purchase 27,000 shares, representing the 2001 annual option grant and a special grant awarded in connection with the Spin-Off and valued at $62,500.

     In connection with the Spin-Off, unexercised Old D&B stock options held by Moody's non-employee directors as of the date of the Spin-Off were converted into two separately exercisable options to purchase shares of New D&B Common Stock and shares of Moody's Common Stock. Specifically, each unexercised Old D&B stock option held by a Moody's non-employee director became an option to acquire an equal number of shares of Common Stock, and each such director also received a stock option exercisable into shares of New D&B Common Stock at a ratio of one share of New D&B Common Stock for every two shares previously covered by Old D&B stock options. The exercise prices of the options to purchase Common Stock and New D&B Common Stock were adjusted as of the Spin-Off on the basis of their respective market values so as to equal (after giving effect to the Spin-Off distribution ratio) the aggregate exercise price of the Old D&B stock options immediately prior to the Spin-Off. Similarly, the restricted stock and phantom stock units held by Moody's non-employee directors as of the date of the Spin-Off were converted into comparable grants in respect of shares of New D&B Common Stock and shares of Moody's Common Stock. These other equity-based grants include restricted stock and phantom stock units.

     A non-employee director may elect to defer receipt of all or a portion of the retainer and meeting fees until after termination of Board of Directors service. Deferred amounts are credited to an account and receive the rate of return earned by one or more investment options in the employee Profit Participation Plan as selected by the director. Upon the occurrence of a change in control of the Company, a lump sum payment shall be made to each director of the amount credited to the director's deferred account on the date of the change in control, and the total amount credited to each director's deferred account from the date of the change in control until the date such director ceases to be a director shall be paid in a lump sum at that time. In addition, any notice by a director to change or terminate an election to defer retainers and fees given on or before the date of the change in control shall be effective as of the date of the change in control rather than the end of the calendar year.

     Prior to the Spin-Off. Upon joining the Board of Directors of Old D&B prior to the Spin-Off, non-employee directors received a one-time grant of restricted stock. The number of shares awarded equaled the value of the Old D&B common stock divided into the annual retainer fee in effect at that time. The shares have a five-year vesting schedule.

     Prior to the Spin-Off, non-employee directors of Old D&B also received on an annual basis stock options and/or other equity-based awards. In December 1999, non-employee directors were awarded 5,000 stock options and a target award of 1,000 performance shares. The options have an exercise price equal to the value of the Old D&B common stock on the date of grant, have a one-year vesting schedule and expire ten years from the date of grant. The terms of the performance share award provided that the actual number of shares of Old D&B common stock to be awarded to directors at the end of the one-year performance period depended on the Company's 1999 total shareholder return relative to the total shareholder return of the companies comprising the Standard & Poor's 500 Index. Based on this performance measure, directors were issued up to 750 performance shares in February 2000 for the performance period that ended on December 31, 1999. Directors had the option of deferring receipt of their performance share awards until after the termination of their Board of Directors service.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of the Common Stock and other equity securities of the Company. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file.

     Based solely on the Company's review of copies of such reports furnished to the Company or written representations from certain reporting persons that no other reports are required, the Company believes that all of its officers and directors and those greater-than-10% stockholders that filed any reports filed all of such reports on a timely basis during the year ended December 31, 2000.

                                  PROPOSAL II

    APPROVAL OF 2001 MOODY'S CORPORATION KEY EMPLOYEES' STOCK INCENTIVE PLAN

     On February 26, 2001, the Board of Directors adopted the 2001 Moody's Corporation Key Employees' Stock Incentive Plan (the "2001 Plan"), which provides for grants of stock options and other equity-based awards to key employees and consultants to the Company. Stockholder approval of the 2001 Plan is being sought in order to ensure favorable treatment under the Internal Revenue Code of 1986, as amended (the

"Tax Code"). Stockholder approval will ensure that compensation awarded under the 2001 Plan qualifies as "performance-based" compensation under Section 162(m) of the Tax Code.

     On June 17, 1998, the Board of Directors adopted the 1998 Moody's Corporation Key Employees' Stock Incentive Plan (formerly, the 1998 Dun & Bradstreet Corporation Key Employees' Stock Incentive Plan, the "1998 Plan") which became effective on June 30, 1998 following its approval by the stockholders of the Company at the 1999 Annual Meeting of Stockholders. The total number of shares of Common Stock that may be awarded under the 1998 Plan is 16,500,000. As of December 31, 2000, approximately 3,696,447 shares remained available for issuance in connection with future grants under the 1998 Plan. As a result of the limited number of remaining shares, the Board of Directors believes that it is appropriate at this time to implement the 2001 Plan which will make available for distribution an additional 5,800,000 shares of Common Stock for future awards. The 1998 Plan will remain in effect until the remaining shares authorized thereunder have been awarded. The Board of Directors believes that this will improve the Company's ability to attract, motivate and retain experienced and highly qualified individuals who contribute to the Company's continuing financial success.

     A copy of the 2001 Plan is attached to this Proxy Statement as Appendix B. The principal features of the 2001 Plan are described below, but such description is qualified in its entirety by reference to the complete text of the plan. The 2001 Plan will not become effective unless stockholder approval is obtained at the Annual Meeting.

SUMMARY OF THE 2001 PLAN

     General. The 2001 Plan permits the granting of any or all of the following types of awards: (i) stock options, including incentive stock options ("ISOs") and non-qualified stock options; (ii) stock appreciation rights ("SARs"), including limited stock appreciation rights; (iii) restricted stock; and (iv) other equity-based awards. The total number of shares of Common Stock which may be issued under the 2001 Plan is 5,800,000, whether pursuant to ISOs or otherwise. The maximum number of shares for which awards may be granted during a calendar year to any participant is 400,000. No awards may be granted under the 2001 Plan after April 23, 2011.

     Eligibility. Key employees (excluding members of the Compensation & Benefits Committee and any person who serves only as a director) of the Company and its subsidiaries who from time to time are responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to participate in the 2001 Plan. Unlike the 1998 Plan, the 2001 Plan also provides that consultants to the Company or any of its subsidiaries are eligible to be granted awards under the 2001 Plan. After giving effect to the terms of the 2001 Plan, approximately 900 employees and consultants are currently eligible to participate in the 2001 Plan.

     Administration. The 2001 Plan is administered by the Compensation & Benefits Committee of the Board of Directors. The Compensation & Benefits Committee has the authority to select employees or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees and consultants and to establish the terms and conditions of such awards. The Compensation & Benefits Committee has the authority to interpret the 2001 Plan, to establish, amend and rescind any rules and regulations relating to the 2001 Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2001 Plan. Members of the Compensation & Benefits Committee are "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Tax Code. The 2001 Plan provides that if the CEO of the Company is a member of the Board of Directors, the Board of Directors may authorize him or her to grant awards of up to an aggregate of 100,000 shares in each year to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or "covered employees" as defined in Section 162(m) of the Tax Code, provided that the CEO must notify the Compensation & Benefits Committee of any such grants. The Board of Directors has granted Mr. Rutherford, as CEO, this authority with respect to 100,000 shares for 2001.

     Adjustments Upon Certain Events. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange, or any distribution to stockholders of shares of Common Stock other than regular cash dividends, the Compensation & Benefits Committee shall make such substitution or adjustment as it deems equitable. In the event of a Change in Control (as defined in the 2001
Plan), awards granted under the 2001 Plan shall accelerate as follows: (i) each stock option and SAR shall become immediately vested and exercisable; (ii) restrictions on awards of restricted shares shall lapse; and (iii) other equity-based awards shall become payable as if targets for the current period were satisfied at 100%.

     Stock Options. The 2001 Plan provides that the option price pursuant to which Common Stock may be purchased shall be determined by the Compensation & Benefits Committee, but shall not be less than the fair market value of the Common Stock on the date the option is granted. The term of each option shall be determined by the Compensation & Benefits Committee, but no option shall be exercisable more than 10 years after the date of grant. Payment of the purchase price shall be in cash, in shares of Common Stock held for at least six months, or partly in cash and partly in shares. If a participant's employment terminates by reason of death or disability after the first anniversary of the date of grant, the option shall immediately vest in full and may be exercised during the five years after the date of death or disability or during the remaining stated term of the option, whichever period is shorter. Except as otherwise set forth in the 2001 Plan, if a participant retires after the first anniversary of the date of grant, the option may be exercised during the shorter of the remaining stated term of the option or five years after the date of retirement, but only to the extent such option was exercisable at the time of retirement or becomes exercisable during such post-retirement exercise period as if the holder of such option were still employed by the Company or a subsidiary of the Company. If a participant's employment terminates for any reason (other than death, disability or retirement after the first anniversary of the date of grant), each option then held by the participant may be exercised through the thirtieth day after the date of such termination, but only to the extent such option was exercisable at the time of termination. Notwithstanding the foregoing, the Compensation & Benefits Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without "cause" (as defined by the Compensation & Benefits Committee) by the Company.

     Stock Appreciation Rights. The Compensation & Benefits Committee has the authority under the 2001 Plan to grant SARs independent of or in connection with stock options. Each SAR granted independently of an option entitles a participant upon exercise to receive an amount equal to the excess of the fair market value on the exercise date of one share of Common Stock over the exercise price per share, times the number of shares covered by the SAR. Each SAR granted in connection with an option or a portion thereof entitles a participant to surrender to the Company the unexercised option, or any portion thereof, and to receive in exchange therefor an amount equal to the excess of the fair market value on the exercise date of one share of Common Stock over the exercise price per share, times the number of shares covered by the option or portion thereof which is surrendered.

     Other Equity-Based Awards. The Compensation & Benefits Committee also has the authority under the 2001 Plan to grant awards of unrestricted and restricted shares of Common Stock and awards of stock that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other equity-based awards shall be determined by the Compensation & Benefits Committee. Such equity-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Tax Code. The 2001 Plan provides that the maximum amount of a performance-based award to any participant for any fiscal year of the Company shall be $5,000,000.

     Amendments to the 2001 Plan. The 2001 Plan may be amended by the Board of Directors or the Compensation & Benefits Committee, except that no amendment may be made which, without the approval of the stockholders of the Company, would (except as otherwise provided in the 2001 Plan) increase the total number of shares reserved or change the maximum number of shares which may be granted to any participant. With respect to participants who reside or work outside of the United States and who are not, and who are not expected to be, "covered employees" (as defined in Section 162(m) of the Tax Code), the Compensation &

Benefits Committee may amend the terms of the 2001 Plan or awards granted thereunder in order to conform such terms with the requirements of local law.

     Transferability. Awards under the 2001 Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation & Benefits Committee may authorize stock options (other than ISOs) to be granted on terms which permit irrevocable transfer for no consideration by the participant to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant, (ii) any trust in which these persons have more than 50% of the beneficial interest, (iii) any foundation in which these persons or the participant control the management of assets and (iv) any other entity in which these persons or the participant own more than 50% of the voting interests. In addition, the Compensation & Benefits Committee may waive the non-transferability provisions of the 2001 Plan (except with respect to ISOs) to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

     Elective Deferral. Although not provided by the 1998 Plan, under the 2001 Plan, the Compensation & Benefits Committee may provide that a participant may elect to defer delivery of the proceeds of an exercised option, provided that such election is in accordance with rules established by the Compensation & Benefits Committee and (i) is irrevocable, (ii) is made at least two years (or such shorter period as may be determined by the Compensation & Benefits Committee) prior to the date that the option otherwise would expire and (iii) is made at least one year (or such shorter period as may be determined by the Compensation & Benefits Committee) prior to the date the option is exercised. Upon exercise, the amount deferred shall be credited to a deferred compensation account pursuant to a deferred compensation agreement between the participant and the Company, and shall be payable at such time and in such manner as shall be provided in such agreement, provided that the date as of which payment shall be made or payments shall commence shall be not less than two years (or such shorter period as may be determined by the Compensation & Benefits Committee) subsequent to the date of exercise, but not later than the first day of the third month following the participant's termination of employment. Each participant will have the status of a general unsecured creditor of the Company with respect to his or her deferred compensation account. A participant's right to benefit payments under the 2001 Plan with respect to the participant's deferred compensation account may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached or garnished by creditors of the participant or the participant's beneficiary.

     Effectiveness. If approved by the stockholders at the Annual Meeting, the 2001 Plan will be effective as of April 23, 2001.

     Federal Income Tax Consequences. The following is a discussion of certain federal income tax consequences relevant to participants in the 2001 Plan and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2001 Plan.

     A participant who is granted a non-qualified stock option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the market value of the stock on the date of exercise over the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

     A participant who is granted an ISO satisfying the requirements of the Tax Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value over the option exercise price is, however, included in determining the participant's alternative minimum tax as of the date of exercise. If the participant does not dispose of shares received upon exercise of the option for one year after exercise and two years after grant of the option (the "Holding Period"), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the option over the exercise price or (ii) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation, if any, is taxed as short term or long term capital gain, depending on the participant's holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

     Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash received. The Company will be entitled to an income tax deduction in the amount of such income recognized by the participant. A participant who is granted an equity-based award other than an option or a SAR will generally recognize, in the year of grant, ordinary income equal to the fair market value of the property received. If such other equity-based award is subject to restrictions, the participant will not recognize ordinary income until the restrictions lapse, unless the participant makes an election pursuant to Section 83(b) of the Tax Code. The Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

     Section 162(m). The 2001 Plan allows certain ISOs, non-qualified stock options, SARs and other equity-based awards to be treated as qualified performance-based compensation under Section 162(m) of the Tax Code. However, the Company may, from time to time, award compensation that is not deductible under Section 162(m) of the Tax Code.

     Other. The amounts that will be received by participants under the 2001 Plan are not yet determinable, as awards are at the discretion of the Compensation & Benefits Committee. The numbers of shares subject to options which were awarded in 2000 under the 1998 Plan to each of the five executive officers named in the Summary Compensation Table are set forth in the table entitled "Option/SAR Grants in Last Fiscal Year," which follows the Summary Compensation Table. The number of shares subject to options which were awarded in 2000 under the 1998 Plan to the following groups of Moody's employees are set forth below:

                                                                 OPTIONS
                                                              GRANTED UNDER
                                                                1998 PLAN
                                                                 IN 2000
                                                              -------------
Current Executive Officers as a Group.......................    1,042,370
All Employees, including Executive and Non-Executive
  Officers, as a Group......................................    5,757,650

     The closing market price of the Common Stock on March 5, 2001 was $26.75.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 MOODY'S CORPORATION KEY EMPLOYEES' STOCK INCENTIVE PLAN.

                                  PROPOSAL III

           APPROVAL OF AMENDED AND RESTATED 1998 MOODY'S CORPORATION
                  NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

     On June 17, 1998, the Board of Directors adopted the 1998 Moody's Corporation Non-Employee Directors' Stock Incentive Plan (formerly, the 1998 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan, the "1998 Directors Plan") which became effective on June 30, 1998 and which provides for grants of stock options, restricted stock and performance shares to non-employee members of the Board of Directors. The 1998 Directors Plan was subsequently amended and restated by the Board of Directors as of September 30, 2000 in connection with the Spin-Off. The Company believes that the 1998 Directors Plan will assist the Company in attracting and retaining highly qualified individuals to serve as directors and will also strengthen the commonality of interest between directors and stockholders.

     On February 26, 2001, the Board of Directors approved the further amendment and restatement of the 1998 Directors Plan, subject to stockholder approval at the Annual Meeting, to provide for the following changes:

     - The 1998 Directors Plan previously reserved and made available for distribution thereunder 200,000 shares of Common Stock. As of December 31, 2000, approximately 62,800 shares remained available for issuance in connection with future grants under the 1998 Directors Plan. As a result of the limited number of remaining shares, the Board of Directors believes that it is appropriate at this time to reserve and make available for distribution under the 1998 Directors Plan 200,000 additional shares for future awards.

     - The 1998 Directors Plan is also being amended to provide for a minimum one-year vesting requirement for any grant of restricted stock or performance shares.

     A copy of the 1998 Directors Plan, as amended and restated, is attached to this Proxy Statement as Appendix C. The principal features of the 1998 Directors Plan, including the amendments thereto, are described below, but such description is qualified in its entirety by reference to the complete text of the plan. The amendments to the 1998 Directors Plan will not become effective unless stockholder approval is obtained at the Annual Meeting.

SUMMARY OF THE 1998 DIRECTORS PLAN

     General. The 1998 Directors Plan permits the granting of awards in the form of non-qualified stock options, restricted stock or performance shares. After the proposed amendments take effect, the 1998 Directors Plan will provide for the issuance of 400,000 shares of Common Stock thereunder.

     Eligibility. Any director of the Company who is not an employee of the Company or any of its subsidiaries as of the date that an award is granted is eligible to participate in the 1998 Directors Plan. All current directors of the Company except Mr. Rutherfurd are eligible to participate in the 1998 Directors Plan.

     Administration. The 1998 Directors Plan is administered by the Compensation & Benefits Committee. The Compensation & Benefits Committee has the authority to determine the number of options or other types of awards to be granted to the participants in the 1998 Directors Plan and to establish the terms and conditions of such awards. The Compensation & Benefits Committee has the authority to interpret the 1998 Directors Plan, to establish, amend and rescind any rules and regulations relating to the 1998 Directors Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 1998 Directors Plan.

     Adjustments Upon Certain Events. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange, or any distribution to stockholders of shares of Common Stock other than regular cash dividends, the Compensation & Benefits Committee may make such substitution or adjustment as it deems equitable. In the event of a Change in Control (as defined in the 1998 Directors Plan), awards granted under the 1998 Directors Plan shall accelerate as follows: (i) restrictions on awards of restricted shares shall lapse; (ii) each participant shall receive the target number of performance shares for the performance period in which the Change in Control occurs; and (iii) all stock options shall become immediately vested and exercisable.

     Stock Options. The 1998 Directors Plan provides that the option price pursuant to which Common Stock may be purchased shall be determined by the Compensation & Benefits Committee, but shall not be less than the fair market value of the Common Stock on the date the option is granted. No option shall be exercisable more than 10 years after the date of grant. Payment of the purchase price shall be in cash, in shares of Common Stock, or partly in cash and partly in shares. If a non-employee director's service terminates by reason of death after the first anniversary of the date of grant of an option, the option shall immediately vest in full and may be exercised during the five years after the date of death or during the remaining term of the option, whichever period is shorter. Except as otherwise set forth in the 1998 Directors Plan, if a non-employee director retires or his or her service terminates by reason of disability after the first anniversary of the date of grant, the option may be exercised during the shorter of the remaining term of the option or five years after the date of retirement or termination of service by reason of disability. If a non-employee director retires or his or her service terminates by reason of disability prior to the first anniversary of the date of grant, a pro rata portion of the option shall immediately vest in full and may be exercised thereafter during the shorter of the remaining term of the option or five years after the date of retirement or termination of service by reason of disability, and the portion of the option which is not so exercisable shall terminate as of the date of retirement or disability. Upon a termination of service for any other reason prior to the first anniversary of the date of grant, the option shall thereupon terminate. Upon a termination of service for any reason other than death, disability or retirement after the first anniversary of the date of grant, the unexercised portion of the option shall thereupon terminate.

     Restricted Stock. The Compensation & Benefits Committee may award restricted shares of Common Stock under the 1998 Directors Plan. The terms and conditions of any such awards shall be determined by the Compensation & Benefits Committee. Except as otherwise specified by the Compensation & Benefits Committee, restricted stock granted under the 1998 Directors Plan may not be sold, transferred, pledged or assigned. Upon the termination of a non-employee director's service for any reason (including by reason of death, disability or retirement), all shares of restricted stock as to which restrictions have not previously lapsed shall be forfeited. A non-employee director shall have voting rights and receive dividends with respect to any restricted stock that he or she receives under the 1998 Directors Plan. The 1998 Directors Plan is being amended to impose a minimum one-year vesting requirement on any grant of restricted stock.

     Performance Shares. The Compensation & Benefits Committee also may award performance shares under the 1998 Directors Plan. Prior to the commencement of a given performance period, the Compensation & Benefits Committee shall establish performance goals for the Company for such performance period, as well as the number of performance shares that would be payable upon the attainment of various performance goals during such performance period. As soon as practicable following a given performance period, a non-employee director shall receive unrestricted shares of Common Stock equal to the number of performance shares he or she earned during the performance period. A non-employee director who did not serve on the Board of Directors during an entire performance period shall receive a prorated number of shares based on the actual performance results and on the number of days during the performance period during which he or she served on the Board of Directors. The 1998 Directors Plan provides that to the extent permitted by the Compensation & Benefits Committee, a non-employee director may elect to defer payment of any unrestricted shares payable as a result of any performance shares earned, provided that the election is made no later than June 30 of the year immediately preceding the year in which the unrestricted shares are to be paid. The 1998 Directors Plan is being amended to impose a minimum one-year vesting requirement on any grant of performance shares.

     Benefits Amendments to the 1998 Directors Plan. The 1998 Directors Plan may be amended by the Compensation Committee, except that no amendment may be made which would impair the rights of any non-employee director under any award without the non-employee director's consent.

     Transferability. Awards under the 1998 Directors Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation & Benefits Committee may authorize stock options to be granted on terms which permit irrevocable transfer for no consideration by a non-employee director to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the non-employee director, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons. In addition, the Compensation & Benefits Committee may waive the non-transferability provisions of the 1998 Directors Plan to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

     Effectiveness. If the 1998 Directors Plan is approved by the stockholders at the Annual Meeting, it will be effective in its amended and restated form as of April 23, 2001.

     Federal Income Tax Consequences. The following discussion of certain federal income tax consequences relevant to non-employee directors and the Company is not intended to be a complete description of all possible tax consequences with respect to awards of options granted under the 1998 Directors Plan.

     A non-employee director who is granted a non-qualified stock option pursuant to the 1998 Directors Plan will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the market value of the stock on the date of exercise and the option price will be treated as ordinary income to the non-employee director, and the Company will generally be entitled to an income tax deduction corresponding to the amount of income recognized by the non-employee director. The non-employee director will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the non-employee director will recognize short-term or long-term capital gain or loss, depending on his or her holding period for such stock.

     Other. The amounts that will be received by non-employee directors in the future under the 1998 Directors Plan are not yet determinable, as awards are at the discretion of the Compensation & Benefits Committee. The numbers of shares subject to options which were awarded in 2000 under the 1998 Directors Plan to the current non-employee directors of the Company are as follows: Mr.
Adams -- 10,800; Mr. Alexander -- 27,000; Mrs. Evans -- 10,800; Mr.
Glauber -- 10,800; and Dr. McKinnell -- 10,800. No other awards were granted in 2000 under the 1998 Directors Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 1998 MOODY'S CORPORATION NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN.

                                  PROPOSAL IV

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ended December 31, 2001. PricewaterhouseCoopers LLP acted as independent accountants for 2000. Services provided to the Company by PricewaterhouseCoopers LLP in 2000 included the audit of the consolidated financial statements, limited reviews of quarterly reports, statutory audits of foreign subsidiaries, audits of benefit plans, services related to filings with the SEC and consultations on various tax and accounting matters.

     If the appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, if prior to the 2002 Annual Meeting of Stockholders, PricewaterhouseCoopers LLP ceases to act as the Company's independent accountants, or if the Board of Directors removes PricewaterhouseCoopers LLP as the Company's independent accountants, then the Board of Directors will appoint other independent accountants whose engagement for any period subsequent to the 2002 annual meeting will be subject to ratification by stockholders at that meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2001.

                        FEES OF INDEPENDENT ACCOUNTANTS

AUDIT FEES

     The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the annual financial statements for the year ended December 31, 2000 and the review of the financial statements included in the Company's Forms 10-Q during the year ended December 31, 2000 were approximately $635,000, $305,000 of which was for such services relating to the New D&B businesses. Prior to the Spin-Off, PricewaterhouseCoopers LLP's review of the financial statements included in the Company's Forms 10-Q for the quarters ended March 31, 2000 and June 30, 2000 included a review of the financial statements of both Moody's Investors Service and the entity that is currently The Dun & Bradstreet Corporation.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X were rendered by PricewaterhouseCoopers LLP for 2000 and, accordingly, the Company was billed no fees for any such services.

ALL OTHER FEES

     For services rendered by PricewaterhouseCoopers LLP, other than the services covered under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, the Company was billed aggregate fees of approximately $8,145,000, $6,918,000 of which was for such services relating to the New D&B businesses.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 (the "Audited Financial Statements") with management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent accounting firm for the Company, the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee also has received the written disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with that firm its independence from the Company. The Audit Committee has also discussed with management of the Company and PricewaterhouseCoopers LLP such other matters and received such assurances from them as it deemed appropriate. The Audit Committee considered whether the rendering of non-audit services by PricewaterhouseCoopers LLP to the Company is compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     THE AUDIT COMMITTEE

     Henry A. McKinnell, Jr., Chairman
     Hall Adams, Jr.
     Mary Johnston Evans
     Robert R. Glauber

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of December 31, 2000, regarding beneficial ownership of the shares of Common Stock of the Company by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (the "Company's 5% Owners"), (ii) each director and nominee for director of the Company, (iii) each of the Company's named executive officers under the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. Stock ownership information is based on (i) the number of shares of Common Stock held by directors and executive officers as of December 31, 2000 (in accordance with information supplied to the Company by them), and (ii) the number of shares of Common Stock held by the Company's 5% Owners, based upon information filed with the SEC by the Company's 5% Owners. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares indicated as owned by them. Percentages are based upon the number of shares of Common Stock outstanding on December 31, 2000, and, where applicable, the number of shares of Common stock that the indicated person or group had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning "Stock Units," the value of which is measured by the price of the Common Stock. Stock Units do not confer voting rights and are not considered "beneficially owned" shares under SEC rules.

                                                         AGGREGATE
                                                           NUMBER
                                                         OF SHARES                        PERCENT
                                                        BENEFICIALLY         STOCK       OF SHARES
NAME                                                      OWNED(1)          UNITS(2)    OUTSTANDING
----                                                    ------------        --------    -----------
Hall Adams, Jr. ......................................       17,895           9,850            *
Clifford L. Alexander, Jr. ...........................      112,395           8,334            *
Mary Johnston Evans...................................       57,817(3)       13,266            *
Robert R. Glauber.....................................        9,534             764            *
Raymond W. McDaniel...................................       74,169               0            *
Henry A. McKinnell, Jr. ..............................       16,760           4,467            *
Donald E. Noe.........................................      109,749               0            *
Debra J. Perry........................................       51,106               0            *
Kenneth J. Pinkes.....................................      110,030               0            *
John Rutherfurd, Jr. .................................      178,266               0            *
All current directors and executive officers as a
  group (13 persons)..................................      808,036          36,681            *
Harris Associates L.P. and its general partner,.......    8,570,920(4)            0         5.28%
  Harris Associates Inc.,
  Two North LaSalle Street, Suite 500
  Chicago, Illinois 60602-3790
Berkshire Hathaway Inc.,..............................   24,000,000(5)(6)         0        14.98%
  Warren E. Buffett, OBH, Inc.,
  GEICO Corporation, Government Employees Insurance
  Company and National Indemnity Company
  1440 Kiewit Plaza
  Omaha, Nebraska 68131

---------------
 *  Represents less than 1% of the outstanding Common Stock.

(1) Includes the maximum number of shares of Common Stock that may be acquired within 60 days of December 31, 2000, upon the exercise of vested stock options as follows: Mr. Adams -- 14,360; Mr. Alexander -- 109,360; Mrs. Evans -- 14,360; Mr. Glauber -- 8,000; Mr. McDaniel -- 57,110; Dr.
    McKinnell -- 11,180; Mr. Noe -- 82,939; Ms. Perry -- 42,699; Mr.
    Pinkes -- 87,236; Mr. Rutherfurd -- 115,290; and all current directors and executive officers as a group -- 591,086. Also includes shares of restricted stock as follows: Mr. Adams -- 199; Mr. Alexander -- 199; Mrs. Evans -- 199; Mr. Glauber -- 784; and Dr. McKinnell -- 975.

(2) Consists of stock units (payable to non-employee directors after retirement) the value of which is measured by the price of the Common Stock. These units do not confer voting rights and are not considered "beneficially owned" shares of Common Stock under SEC rules. Additional stock units accrue over time to reflect the deemed reinvestment of dividends. Stock units are credited to non-employee directors in three circumstances. First, directors who elect to defer fees under the Moody's Corporation Nonfunded Deferred Compensation Plan for Non-Employee Directors may elect to receive the investment return of the Common Stock on their deferred compensation balances (payable in cash). On December 31, 2000, Dr. McKinnell had a share-equivalent deferred compensation balance of 3,702 shares. Second, in November 1996, non-employee directors of the company then known as The Dun & Bradstreet Corporation were issued phantom stock units (payable in cash) in replacement of accrued retirement benefits then held by them under a directors' retirement plan that was discontinued at that time. These phantom stock units were replaced by a grant of Old D&B phantom stock units pursuant to the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Non-Employee Directors Holding Dun & Bradstreet Corporation Equity-Based Awards (the "Directors' Replacement Plan") in connection with the separation in June 1998 of Old D&B and R.H. Donnelley Corporation (which prior thereto comprised one entity then known as The Dun & Bradstreet Corporation) into two publicly traded companies. The following directors had the following phantom stock unit share-equivalent balances on December 31, 2000: Mr. Adams -- 8,427, Mr. Alexander -- 8,334, and Mrs. Evans -- 10,434.
    Third, non-employee directors have been given the option to defer receipt of performance shares earned by them under the Directors' Replacement Plan and the 1998 Directors Plan. The following directors had the following deferred performance share balances as of December 31, 2000 (including rights to performance shares for the 2000 performance period): Mr. Adams -- 1,423, Mrs. Evans -- 2,832, Mr. Glauber -- 764, and Dr. McKinnell -- 765.

(3) Includes 40,770 shares owned by Mrs. Evans' spouse as to which Mrs. Evans disclaims beneficial ownership.

(4) Harris Associates L.P. and its general partner, Harris Associates Inc. ("Harris"), jointly filed an amended Schedule 13G with the SEC on February 8, 2001. This Schedule 13G shows that Harris, a registered investment adviser, had, as of December 31, 2000, shared voting power over 8,570,920 shares, sole dispositive power over 3,937,920 shares and shared dispositive power over 4,633,000 shares.

(5) As of December 31, 2000, (a) each of Warren E. Buffet, Berkshire Hathaway Inc., OBH, Inc. and National Indemnity Company had shared voting power and shared dispositive power over 24,000,000 shares of Common Stock and (b) each of GEICO Corporation and Government Employees Insurance Company had shared voting power and shared dispositive power over 7,859,700 shares of Common Stock.

(6) Such address is listed in the most recent amended Schedule 13G jointly filed with the SEC by Berkshire Hathaway Inc., OBH, Inc., Mr. Buffet, GEICO Corporation, Government Employees Insurance Company and National Indemnity Company as the address of each of Berkshire Hathaway, Inc., OBH, Inc. and Mr. Buffet. The address of National Indemnity Company is listed as 3024 Harney Street, Omaha, Nebraska 68131, and the address of each of GEICO Corporation and Government Employees Insurance Company is listed as 1 GEICO Plaza, Washington, D.C. 20076.

                             EXECUTIVE COMPENSATION

     As described above under "Corporate Structure -- Spin-Off Transaction," the Company was once the entity referred to herein as Old D&B. The following discussion regarding executive compensation focuses exclusively on the team of executives with responsibility for the global credit rating, research and risk management business of Moody's Investors Service, Inc. and for the operation of the parent company, Moody's Corporation. As reflected below, the cash compensation was paid by Old D&B for periods prior to October 1, 2000 and by Moody's for periods thereafter. However, the annual cash incentive payouts for 2000 are based largely on Old D&B's Executive Compensation Plan, which remained in effect until the end of 2000.

     The following table sets forth, for the three years ended December 31, 2000, 1999 and 1998, the compensation for services in all capacities earned by the CEO and by each of the four other most highly compensated executive officers of the Company. Prior to the Spin-Off, the individuals were compensated in accordance with Old D&B's plans and policies. In that connection, equity-based compensation described in the following tables reflects the adjustment of the numbers of shares of Old D&B Common Stock into a number of shares of New D&B Common Stock and a number of shares of Company Common Stock as described above under "Corporate
Structure -- Spin-Off Transaction."

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                      ------------------------------------
                                          ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                                    -------------------------------   ------------------------   ---------
                                                                                    SECURITIES
                                                            OTHER                   UNDERLYING   LONG-TERM   ALL OTHER
                                                           ANNUAL     RESTRICTED     OPTIONS/    INCENTIVE    COMPEN-
                                                 BONUS     COMPEN-       STOCK         SARS       PAYOUTS     SATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   ($)(1)    SATION($)   AWARD(S)($)     (#)(2)      ($)(3)      ($)(5)
---------------------------  ----   ---------   -------   ---------   -----------   ----------   ---------   ---------
John Rutherfurd, Jr. ......  2000    534,167    465,510       0            0         259,500      220,157(4)  48,879
  President and Chief        1999    374,000    581,951       0            0          77,700      408,874     24,744
  Executive Officer          1998    332,000    326,273       0            0          66,700      161,907     37,446
Donald E. Noe..............  2000    342,000    254,824       0            0         204,740      412,259     32,202
  Senior Vice President --   1999    325,500    428,807       0            0          29,070      490,007     23,896
  Global Ratings and         1998    310,000    356,249       0            0          52,930      188,470     43,279
  Research
Kenneth J. Pinkes..........  2000    322,300    194,696       0            0          94,620      340,934     27,738
  Senior Vice President and  1999    309,900    365,221       0            0          21,860      401,411     22,477
  Chief Credit Officer       1998    295,100    340,848       0            0          48,440      188,470     42,054
Raymond W. McDaniel........  2000    289,396    203,648       0            0         172,060      232,995     23,130
  Senior Vice President --   1999    248,600    312,144       0            0          19,870      277,451     15,710
  Global Ratings and         1998    236,800    254,416       0            0          37,150      156,168     30,122
  Research
Debra Perry................  2000    267,333    203,200       0            0         106,590      193,053     18,657
  Senior Vice President and  1999    235,000    258,978       0            0          14,960      230,211     12,877
  Chief Administrative       1998    225,000    239,068       0            0          18,140      141,574     25,677
  Officer

---------------
(1) The bonus amounts shown were earned with respect to each year indicated and paid in the following year.

(2) The amounts shown represent the number of non-qualified options granted in each year indicated.

(3) The amounts shown represent the dollar value of shares of Common Stock granted (i) in February 2001, based on the achievement of cumulative 1999-2000 performance goals, (ii) in February 2000, based on the achievement of cumulative 1998-1999 performance goals, and (iii) in February 1999, based on the achievement of cumulative 1997-1998 performance goals. The named Company executives received cash in lieu of New D&B Common Stock for the 1999-2000 performance period. The 2000 amounts shown include such cash payments.

(4) Mr. Rutherfurd's performance share award for the 1999-2000 grant was based on cumulative 1999-2000 revenue growth goals for Moody's Investors Service and The Dun & Bradstreet Corporation. Due to below-target performance by The Dun & Bradstreet Corporation, Mr. Rutherfurd earned an award of 5,556 performance shares versus the 9,260 target grant.

(5) Amounts shown represent aggregate annual Company contributions for the account of each named executive officer under the Profit Participation Plan and the Profit Participation Benefit Equalization Plan ("PPBEP"), which plans are open to substantially all employees of the Company and certain of its subsidiaries. The Profit Participation Plan is a tax-qualified defined contribution plan, and the PPBEP is a non-qualified plan that provides benefits to participants in the Profit Participation Plan equal to the amount of Company contributions that would have been made to the participants' Profit Participation Plan accounts but for certain Federal tax laws.

     The following table sets forth information concerning grants of stock options to purchase Common Stock during the year ended December 31, 2000 to the named Company executives. In connection with the Spin-

Off, Company executives had their options to acquire Old D&B common stock adjusted in respect of Common Stock and received separately exercisable options to acquire New D&B Common Stock.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               NUMBER OF
                               SECURITIES       % OF TOTAL
                               UNDERLYING      OPTIONS/SARS     EXERCISE
                              OPTIONS/SARS      GRANTED TO       OR BASE                    GRANT DATE
                                GRANTED        EMPLOYEES IN     PRICE(3)     EXPIRATION    PRESENT VALUE
NAME(1)                        (#)(1)(2)      FISCAL YEAR(%)    ($/SHARE)       DATE          ($)(3)
-------                       ------------    --------------    ---------    ----------    -------------
John Rutherfurd, Jr. .......    259,500            4.51          28.125       10/03/10       2,165,537
Donald E. Noe...............    172,500            3.00          28.125       10/03/10       1,439,519
                                 32,240            0.56          21.420       01/19/10         210,148
Kenneth J. Pinkes...........     82,500            1.43          28.125       10/03/10         688,466
                                 12,120            0.21          21.420       01/19/10          79,001
Raymond W. McDaniel.........    150,000            2.61          28.125       10/03/10       1,251,756
                                 22,060            0.38          21.420       01/19/10         143,792
Debra J. Perry..............     90,000            1.56          28.125       10/03/10         751,053
                                 16,590            0.29          21.420       01/19/10         108,137

---------------
(1) The option grant that customarily would be awarded in 2001 was accelerated to October 3, 2000 in connection with the Spin-Off.

(2) Options expiring on October 3, 2010 become exercisable in four equal annual installments commencing October 3, 2001. Options expiring on January 19, 2010 become exercisable in three equal annual installments commencing on January 19, 2003.

(3) The exercise price of the January 2000 grant was adjusted in connection with the Spin-Off. Grant date present value is based on the Black-Scholes option valuation model, which makes the following assumptions for the grants expiring on January 19, 2010 and October 3, 2010: an expected stock-price volatility factor of 30.0% and 25.0%, respectively; a risk-free rate of return of 6.74% and 5.96%, respectively; a dividend yield of 2.4% and 0.7%, respectively; and a weighted average exercise date of 5 years and 4.5 years, respectively, from date of grant. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                       OPTIONS/SARS AT FISCAL             OPTIONS/SARS
                           SHARES                            YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
John Rutherfurd, Jr....    11,118        176,665       115,290        422,118       1,002,829       763,870
Donald E. Noe..........         0              0        82,938        292,783         692,840       467,773
Kenneth J. Pinkes......         0              0        87,236        169,903         752,025       350,710
Raymond W. McDaniel....         0              0        57,110        232,499         493,406       346,333
Debra J. Perry.........         0              0        42,699        142,526         357,461       181,983

---------------
(1) Based on the closing price of the Common Stock of $25.6875 on December 29, 2000.

RETIREMENT BENEFITS

     The following table sets forth the estimated aggregate annual benefits payable under the Moody's Retirement Account Plan, Pension Benefit Equalization Plan ("PBEP") and Supplemental Executive Benefit Plan ("SEBP") as in effect during 2000 to persons in specified average final compensation and credited service classifications upon retirement at age 65. As of December 31, 2000, Mr. Rutherfurd is the only participant in the SEBP. Amounts shown in the table include U.S. Social Security benefits which would be deducted in calculating benefits payable under these plans. The aggregate annual retirement benefits do not increase as a result of additional credited service after 20 years.

                             ESTIMATED AGGREGATE ANNUAL RETIREMENT BENEFITS ASSUMING CREDITED SERVICE OF:
                            ------------------------------------------------------------------------------
AVERAGE FINAL COMPENSATION   5 YEARS         10 YEARS        15 YEARS         20 YEARS          25 YEARS
--------------------------  ----------      ----------      ----------      ------------      ------------
$  400,000...............    $ 80,000        $160,000        $200,000        $  240,000        $  240,000
   450,000...............      90,000         180,000         225,000           270,000           270,000
   550,000...............     110,000         220,000         275,000           330,000           330,000
   700,000...............     140,000         280,000         350,000           420,000           420,000
   850,000...............     170,000         340,000         425,000           510,000           510,000
 1,000,000...............     200,000         400,000         500,000           600,000           600,000
 1,300,000...............     260,000         520,000         650,000           780,000           780,000
 1,600,000...............     320,000         640,000         800,000           960,000           960,000
 1,900,000...............     380,000         760,000         950,000         1,140,000         1,140,000

     The number of full years of credited service under the plans for Messrs. Rutherfurd, Noe, Pinkes, McDaniel and Ms. Perry are 12.75, 15, 20, 12.5 and 7.5, respectively. The estimated retirement benefits payable from the Retirement Account and PBEP at normal retirement age to Messrs. Noe, Pinkes and McDaniel and Ms. Perry are $525,193.68, $295,794.36, $547,912.44, and $228,930.84,
respectively. The estimates are based on annual salary increases of 5%, annual bonus payments projected at 100% of base annual salary and the current 30-year Treasury interest rate of 5.46%.

     Compensation, for the purpose of determining retirement benefits, consists of salary, wages, regular cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table are normally not paid until the year following the year in which they are accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year, but paid in the current year, are part of retirement compensation in the current year, and current year's bonuses accrued and included in the Summary Compensation Table are not.

     For the reasons discussed above, compensation for determining retirement benefits for the named executive officers differed by more than 10% from the amounts shown in the Summary Compensation Table.

The 2000 compensation for purposes of determining retirement benefits for Messrs. Rutherfurd, Noe, Pinkes, McDaniel and Ms. Perry was $1,081,950.92, $770,807.00, $687,521.08, $601,539.96 and $576,311.28, respectively.

     Average final compensation is defined as the highest average annual compensation during five consecutive 12-month periods in the last 10 consecutive 12-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years of service. The benefits shown in the table above are calculated on a straight-life annuity basis.

     The Retirement Account Plan, together with the PBEP, provides retirement income based on a percentage of annual compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%, based on age and credited service. Amounts allocated also receive interest credits based on 30-year Treasuries with a minimum compounded annual interest credit rate of 3%.

     The SEBP provides retirement benefits in addition to the benefits provided under the Retirement Account Plan and the PBEP. The SEBP has the effect of increasing the retirement benefits under the Retirement Account Plan and the PBEP to the amounts shown in the preceding table.

     Career Transition Plan. All of the Company's executive officers named in the Summary Compensation Table above currently participate in the Company's Career Transition Plan ("CTP"). The CTP generally provides for the payment of benefits if an eligible executive's employment terminates by reason of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed resignation. In the event of an eligible termination, an executive officer will be paid 52 weeks of salary continuation (26 weeks if the executive is terminated by the Company for unsatisfactory performance), payable at the times the executive's salary would have been paid if employment had not terminated. For this purpose, salary consists of the executive's annual base salary at the time of termination. In addition, the executive will receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by the Company. Except in the case of a termination by the Company for unsatisfactory performance, the executive also will receive: (i) a prorated portion of the actual bonus for the year of termination that would have been payable to the executive under the annual bonus plan in which the executive is participating, provided that the executive was employed for at least six full months during the calendar year of termination; (ii) cash payments equal in value to a prorated portion of any "performance-based awards" under the Company's stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and (iii) financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment. The CTP gives the Company's chief executive officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the CTP.

     Change-in-Control Agreements. The Company has entered into an agreement with Mr. Rutherfurd providing for certain benefits upon actual or constructive termination of employment in the event of a change in control of the Company. If, following a change in control, Mr. Rutherfurd is terminated other than for cause or by reason of death, disability or normal retirement, or Mr. Rutherfurd terminates employment for "good reason" (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), he shall be entitled to receive: (i) a lump sum payment equal to three times the sum of salary plus guideline bonus opportunity; (ii) continuation of welfare benefits and certain perquisites for three years; (iii) retiree medical and life insurance benefits starting at age 55; (iv) outplacement consulting in the amount of 20% of the sum of salary plus guideline bonus opportunity, but not exceeding $100,000; (v) immediate vesting of all deferred compensation and benefit plan entitlements; (vi) a prorated annual target bonus for the year in which the change in control occurs and a full target bonus for all other bonus plans in effect at the time of termination; and (vii) payment of any excise taxes due in respect of the foregoing benefits.

                REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

OVERVIEW OF EXECUTIVE COMPENSATION PHILOSOPHY AND PROGRAM

     The Compensation & Benefits Committee establishes the performance objectives and the compensation of the Company's key executives, including its chief executive officer. The Committee consists entirely of independent non-employee directors and is chaired by Mr. Glauber. The Committee meets quarterly to approve objectives, to review executive performance and to administer the executive compensation program. The Company's executive compensation program is designed to:

     - provide a competitive total compensation package that will motivate and retain key executives to achieve outstanding performance for the Company. The compensation peer group chosen by the Company for benchmarking purposes is comprised of financial services companies with comparable market capitalization;

     - link incentive compensation to the achievement of the Company's financial and strategic objectives and to the individual's financial and strategic objectives; and

     - align managers' rewards with increases in shareholder value.

     The Company's executive compensation program consists of the following three components:

     - Base Salaries. In setting base salaries of executive officers, the Committee evaluates a variety of factors, including median pay levels in the compensation peer group, scope of responsibilities, individual performance and prior experience.

     - Annual Cash Incentives. Through the annual cash incentive program, a significant portion of total cash compensation is "at risk" and is paid based on performance against corporate and individual financial and strategic objectives. The Committee sets these objectives early in the year in discussion with the chief executive officer and after a review by the Board of Directors of the Company's annual operating budget. The performance measures are weighted as to their importance in determining the annual bonus payout. However, the Committee uses discretion in determining the aggregate bonus funding and individual payout variability with the goal of providing incentives for, and rewarding, outstanding performance.

     - Longer-Term Incentives. Approximately 40% of the total compensation opportunity awarded each year to senior executive officers is equity-based and is delivered through the Company's stock option program. This emphasis on equity compensation reflects the Committee's view that there should be a close alignment between executive pay incentives and shareholder value creation.

COMPANY PERFORMANCE

     Incentive compensation for 2000 was largely based on the Old D&B Executive Compensation Plan, which remained in effect through December 31, 2000. Performance share award payments were based upon the achievement of two-year cumulative revenue targets. Cash bonus payments were based on achievement of operating income, cash flow and certain non-financial goals.

     In 2000, the Company achieved reported operating income of $288.5 million and reported cash flow of $288.0 million. Two-year cumulative revenue performance was $1,166.5 million. Based on these results, the Committee approved the 2000 compensation awards shown in the Summary Compensation Table.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The determination of 2000 compensation for Mr. Rutherfurd was based in part on the executive compensation policies in place at Old D&B which provided for an annual cash incentive opportunity and a performance share grant. The annual cash incentive opportunity was based on the achievement of operating income, cash flow and certain non-financial goals. Mr. Rutherfurd's base salary was adjusted in November 2000, as part of a restructuring of the executive compensation plan at the Company following the Spin-Off. That restructuring included the elimination of the performance share component of the Old D&B program and the allocation of the value of the target performance share grant to base salary and target bonus. In determining Mr. Rutherfurd's salary adjustment in 2000 and cash targets for 2001, particular emphasis was given to competitive compensation data provided by an outside consultant. In 2000, Mr. Rutherfurd received total compensation (including performance shares) of $1,268,713 and a grant of 259,500 stock options.

TAX DEDUCTIBILITY

     Section 162(m) of the Tax Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to any of its five most highly compensated executive officers. However, compensation that qualifies as "performance-based" (within the meaning of Section 162(m) of the Tax Code) is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

     With the exception of Mr. Rutherfurd, total compensation paid during 2000 did not exceed the $1,000,000 limit for any individual executive. In addition, with the exception of Mr. Rutherfurd, the Committee does not anticipate that total compensation paid during 2001 will exceed the $1,000,000 limit for any individual executive. The Committee will continue to monitor the compensation levels potentially payable under the Company's cash and stock option compensation programs, but intends to retain the flexibility necessary to provide total cash and stock option compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

     THE COMPENSATION & BENEFITS COMMITTEE

     Robert R. Glauber, Chairman
     Hall Adams, Jr.
     Mary Johnston Evans
     Henry A. McKinnell, Jr.

                               PERFORMANCE GRAPH

     The following graph compares the total cumulative shareholder return of the Company to the performance of Standard & Poor's Stock 500 Index ("S&P 500") and an index of performance peer group companies (the "Performance Peer Group").

     The Company does not believe there are any publicly traded companies that represent strict peers. However, each of the companies in the Performance Peer Group offers business information products in one or more segments of its business. The Performance Peer Group consists of Dow Jones & Company, Inc, The McGraw-Hill Companies, Pearson PLC, Reuters Group PLC, Thomson Corporation, and Wolters Kluwer nv.

     The comparison assumes $100.00 was invested in Company Common Stock and in each of the foregoing indices on October 3, 2000, the date on which the Company commenced regular way trading on the NYSE after the Spin-Off became effective on September 30, 2000. The comparison also assumes the reinvestment of dividends, if any. The total return for the Company Common Stock was -6.64% during the performance period as compared with a total return during the same period of -7.83% for the S&P 500, and -3.09% for the Performance Peer Group index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                             SINCE OCTOBER 3, 2000
                        MOODY'S, S&P 500 AND PEER GROUP

                                                   MOODY'S CORPORATION            S&P 500 INDEX                PEER GROUP
                                                   -------------------            -------------                ----------
10/3/00                                                  100.00                      100.00                      100.00
12/31/00                                                  93.36                       92.17                       96.91

     The comparisons in the graph above are provided in response to disclosure requirements of the SEC and are not intended to forecast or be indicative of future performance of the Common Stock.

                                 OTHER BUSINESS

     The Company knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals which are being submitted for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than November 15, 2001. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

     Under the Company's By-laws, stockholder proposals for the 2002 Annual Meeting of Stockholders that are not intended to be included in the Company's proxy statement must be received by the Company at its principal executive offices no earlier than January 23, 2002 and no later than February 12, 2002. Such proposals when submitted must be in full compliance with applicable law and the Company's By-laws.

March 15, 2001

                                                                      APPENDIX A

                              MOODY'S CORPORATION

                            AUDIT COMMITTEE CHARTER

                                    PURPOSE

     The Audit Committee's primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities relating to financial information that will be provided to the shareholders and others, the systems of internal controls which management and the Board have established, and the audit process.

                            MEMBERSHIP AND MEETINGS

     The Committee shall be comprised of not less than three nor more than seven directors, as appointed by the Board.

     Each member of the Committee is to have no relationship to the Company that may interfere with the exercise of his or her independence from the Company and the Company's management. The Committee will meet the independence and experience requirements of the New York Stock Exchange, Inc. ("NYSE").

     Meetings shall be held on a regularly scheduled basis and additional meetings shall be held as needed.

     Meetings of the Committee shall also be attended by representatives of the Company's principal external auditors ("Independent Auditors"), the Chief Financial Officer, the Controller, the Director of Internal Audit, the Chief Legal Counsel and others as and when deemed appropriate by the Committee. The Committee shall meet privately with such persons or groups, whenever the Committee deems it appropriate.

                          DUTIES AND RESPONSIBILITIES

     To fulfill its duties and responsibilities, the Committee shall undertake the following:

FINANCIAL REPORTING

 1. The Committee shall review with the Independent Auditors and internal auditors, the adequacy of the Company's financial reporting processes, both internal and external.

 2. The Committee shall review the planned scope and results of audit examinations by the Company's Independent Auditors and internal auditors.

 3. The Committee shall review significant changes in accounting principles, any significant disagreements between management and the Independent Auditors and other significant matters in connection with the preparation of the Company's financial statements.

 4. The Committee shall review with management and the Independent Auditors the Company's audited financial statements, including a discussion with the Independent Auditors of the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

 5. The Committee or its Chairperson shall review the Company's Quarterly Reports on Form 10-Q with management and the Independent Auditors prior to their filing, including a discussion with the Independent Auditors of the matters required to be discussed by SAS No. 71.

 6. The Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Reports on Form 10-K.

INDEPENDENT AUDITORS

 7. The Committee shall review the performance of the Independent Auditors and make recommendations to the Board regarding their appointment or termination. The Independent Auditors are ultimately accountable to the Committee and the Board for their review of the financial statements and controls of the Company. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the Independent Auditors (whose appointment for periods following the Company's next annual meeting shall be subject to shareholder ratification).

 8. The Committee shall oversee the independence of the Independent Auditors by:

     - receiving from the Independent Auditors, on a periodic basis, a formal written statement delineating all relationships between the Independent Auditors and the Company and containing such other information as may be required by Independence Standards Board Standard No. 1;

     - reviewing, and discussing with the Board, if necessary, and the Independent Auditors, on a periodic basis, any disclosed relationships or services (whether between the Independent Auditors and the Company or otherwise), including a summary of non-audit services performed by the Independent Auditors, that may impact the objectivity or independence of the Independent Auditors; and

     - recommending, if necessary, that the Board take action in response to disclosures by the Independent Auditors to satisfy itself regarding the independence of the Independent Auditors.

CHARTER AND PROXY STATEMENT REPORTS

 9. The Committee shall review and reassess the adequacy of this Charter annually.

10. The Committee shall oversee the preparation of the report required by the Securities and Exchange Commission's rules to be included in the Company's annual proxy statement.

COMPLIANCE/GENERAL

11. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

12. The Committee shall review with the Independent Auditors and internal auditors the adequacy of the Company's internal controls.

13. The Committee shall review: (a) the status of compliance with laws, regulations, and internal procedures; (b) contingent liabilities and risks that may be material to the Company; (c) the scope and status of systems designed to assure compliance with laws, regulations, and internal procedures; and (d) major legislative and regulatory developments which could materially impact the Company. This will be facilitated through the receipt of reports from management, legal counsel and other third parties as determined by the Committee.

14. On a periodic basis, the Committee shall review and discuss with management the results of management's efforts to monitor compliance with the Company's code of conduct.

15. On an annual basis, the Committee shall review and discuss with management:
    (a) the Company's policies and procedures regarding officers' expenses and perquisites; and (b) a summary of officers' expenses and use of corporate assets.

16. The Committee shall report to the Board on its activities on a regular basis.

                                                                      APPENDIX B

                            2001 MOODY'S CORPORATION

                      KEY EMPLOYEES' STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company and its Subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

          (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (d) Board: The Board of Directors of the Company.

          (e) Change in Control: The occurrence of any of the following events:

             (i) any "Person" as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

             (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds
        ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
        (B) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

             (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (g) Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

          (h) Company: Moody's Corporation, a Delaware corporation.

          (i) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

          (j) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 17 of the Plan.

          (k) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (l) ISO: An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

          (m) LSAR: A limited stock appreciation right granted pursuant to
     Section 8(d) of the Plan.

          (n) Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.

          (o) Option: A stock option granted pursuant to Section 7 of the Plan.

          (p) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

          (q) Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

          (r) Performance-Based Awards: Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

          (s) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

          (t) Plan: The 2001 Moody's Corporation Key Employees' Stock Incentive Plan.

          (u) Post-Retirement Exercise Period: As such term is defined in
     Section 7(f) of the Plan.

          (v) Retirement: Termination of employment with the Company or a Subsidiary after such Participant has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

          (w) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

          (x) Special Exercise Period: As such term is defined in Section 7(f) of the Plan.

          (y) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.

          (z) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

          (aa) Termination of Employment: A Participant's termination of employment with the Company or a Subsidiary, as the case may be.

3. SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is 5,800,000, whether pursuant to ISOs or otherwise. The maximum number of Shares for which Awards may be granted during a calendar year to any Participant shall be 400,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. ADMINISTRATION

     The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise of an Award sufficient to satisfy the applicable withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 100,000 Shares in each calendar year to Participants who are not subject to the rules promulgated under
Section 16 of the Act (or any successor section thereto) or "covered employees" as defined in Section 162(m) of the Code; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5. ELIGIBILITY

     Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its Subsidiaries, who are from time to time responsible for the management, growth and protection of the business of the Company and its Subsidiaries, and consultants to the Company and its Subsidiaries, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6. LIMITATIONS

     No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7. TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

          (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses
     (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the Participant for no less than six months, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

          (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of
     Section 422 of the Code (or any successor section thereto). Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. Notwithstanding Section 5 hereof, ISOs may be granted solely to employees of the Company and its Subsidiaries.

          (e) Exercisability Upon Termination of Employment by Death or Disability. Upon a Termination of Employment by reason of death or Disability after the first anniversary of the date of grant of an Option,
     (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

          (f)  Exercisability Upon Termination of Employment by
     Retirement. Upon a Termination of Employment by reason of Retirement after the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the shorter of (i) the remaining stated term of the Option or (ii) five years after the date of such Termination of Employment (the "Post-Retirement Exercise Period"), but only to the extent to which such Option was exercisable at the time of such Termination of Employment or becomes exercisable during the Post-Retirement Exercise Period as if such Participant were still employed by the Company or a Subsidiary; provided, however, that if a Participant dies within a period of five years after such Termination of Employment, an unexercised Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such Termination of Employment or (B) one year after the date of death (the "Special Exercise Period"), but only to the extent to which such Option was exercisable at the time of such Termination of Employment or becomes exercisable during the Special Exercise Period.

          (g) Effect of Other Termination of Employment. Upon a Termination of Employment for any reason (other than death, Disability or Retirement after the first anniversary of the date of grant of an Option as described above), an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such Termination of Employment, but only to the extent to which such Option was exercisable at the time of such Termination of Employment. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of unvested Options held by a Participant if such Participant's Termination of Employment is without "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

          (h) Nontransferability of Stock Options. Except as otherwise provided in this Section 7(h), a stock option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an option shall be exercisable only by the Participant. An option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests ("Eligible Transferees"), provided that (i) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (ii) subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this Section 7(h). The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of Employment of Sections 7(e), 7(f) and 7(g) hereof shall continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e), 7(f) and 7(g). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

             (i) Elective Deferral. (i) Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may provide that a Participant may elect to defer delivery of the proceeds of exercise of an unexercised Option, provided that such election is in accordance with rules which may be established by the Committee, is irrevocable and is made (A) at least two years (or such shorter period as may be determined by the Committee) prior to the date that such Option otherwise would expire and (B) at least one year (or such shorter period as may be determined by the Committee) prior to the date such Option is exercised. Upon such exercise, the amount deferred shall be credited, at the date of exercise, to a deferred compensation account pursuant to a deferred compensation agreement between the Participant and the Company, and shall be payable at such time or times and in such manner as shall be provided in such agreement, provided that the date as of which payment shall be made or payments shall commence shall be not less than two years (or such shorter period as may be determined by the Committee) subsequent to the date of exercise, but not later than the first day of the third month following the Participant's Termination of Employment.

             (ii) Each Participant shall have the status of a general unsecured creditor of the Company with respect to his or her deferred compensation account, and such account constitutes a mere promise by the Company to make payments with respect thereto.

             (iii) A Participant's right to benefit payments under the Plan with respect to his or her deferred compensation account may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached or garnished by creditors of the Participant or the Participant's beneficiary and any attempt to do so shall be void.

8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

     (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

     (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times
(ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional

Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

     (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

     (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

9. OTHER STOCK-BASED AWARDS

     (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

     (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) return on investment before or after the cost of capital; (viii) profitability of an identifiable business unit or product; (ix) maintenance or improvement of profit margins; (x) stock price; (xi) market share; (xii) revenues or sales; (xiii) costs; (xiv) cash flow; (xv) working capital; (xvi) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xvii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a Performance-Based Award to any Participant with respect to a fiscal year of the Company shall be $5,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect prior to the commencement of the relevant services to defer payment of a Performance-Based Award.

10. ADJUSTMENTS UPON CERTAIN EVENTS

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it, in its sole discretion and without liability to any person, deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

          (b) Change in Control. In the event of a Change in Control, Awards granted under the Plan shall accelerate as follows: (i) each Option and Stock Appreciation Right shall become immediately vested and exercisable; provided, however, that if such Awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person, may provide for (A) the payment of a cash amount in exchange for the cancellation of such Award and/or (B) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards (previously granted hereunder) as of the date of the consummation of the Change in Control; (ii) restrictions on Awards of restricted shares shall lapse; and
     (iii) Other Stock-Based Awards shall become payable as if targets for the current period were satisfied at 100%.

11. NO RIGHT TO EMPLOYMENT

     The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

12. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13. NONTRANSFERABILITY OF AWARDS

     Except as provided in Section 7(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 or any part thereof (except with respect to ISOs) to the extent that this Section 13 or any part thereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14. AMENDMENTS OR TERMINATION

     The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

15. INTERNATIONAL PARTICIPANTS

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code (or any successor section thereto), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

16. CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

17. EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of April 23, 2001, upon its approval by the stockholders at the 2001 Annual Meeting.

                                                                      APPENDIX C

                            1998 MOODY'S CORPORATION

                  NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
                 (AS AMENDED AND RESTATED AS OF APRIL 23, 2001)

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company in attracting, retaining and compensating non-employee directors and to enable them to increase their ownership of Shares. The Plan will be beneficial to the Company and its stockholders since it will allow non-employee directors of the Board to have a greater personal financial stake in the Company through the ownership of Shares, in addition to underscoring their common interest with stockholders in increasing the value of the Shares on a long-term basis. As a result of the distribution of the shares of New D&B owned by the Company to the holder of record of Shares, the Company has amended and restated the Plan as of the Distribution Date.

2. DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Award: An Option, Share of Restricted Stock or Performance Share granted pursuant to the Plan.

          (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (d) Board: The Board of Directors of the Company.

          (e) Change in Control: The occurrence of any of the following events:
     (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities.

          (ii) during any period of twenty-four months (not including any period prior to the Distribution Date), individuals who at the beginning of such period constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section, a Director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof.

          (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

          (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (g) Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

          (h) Company: The New Dun & Bradstreet Corporation, a Delaware corporation, to be renamed "The Dun & Bradstreet Corporation" after June 30, 1998, and to be renamed Moody's Corporation following the Distribution Date.

          (i) D&B: The Dun & Bradstreet Corporation, a Delaware corporation.

          (j) Disability: Inability to continue to serve as a non-employee director due to a medically determinable physical or mental impairment which constitutes a permanent and total disability, as determined by the Committee (excluding any member thereof whose own Disability is at issue in a given case) based upon such evidence as it deems necessary and appropriate; provided, however, that following the Distribution Date, the Disability of a New D&B Director shall be determined by the New D&B Committee. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee or the New D&B Committee, as the case may be, in its sole discretion, may require.

          (k) Distribution Date: The date on which the shares of New D&B that are owned by the Company are distributed to the holders of record of shares of the Company.

          (l) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 14 of the Plan.

          (m) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (n) New D&B: The New D&B Corporation, a Delaware corporation, to be renamed "The Dun & Bradstreet Corporation" following the Distribution Date.

          (o) New D&B Board: The Board of Directors of New D&B.

          (p) New D&B Change in Control: The occurrence of any of the following events:

             (i) any "Person," as such term is used in Sections 13(d) and 14(d) (other than New D&B, any trustee or other fiduciary holding securities under an employee benefit plan of New D&B, or any corporation owned, directly or indirectly, by the shareholders of New D&B in substantially the same proportions as their ownership of stock of New D&B), is or becomes the Beneficial Owner, directly or indirectly, of securities of New D&B representing 20% or more of the combined voting power of New D&B's then outstanding securities.

             (ii) during any period of twenty-four months (not including any period prior to the Distribution Date), individuals who at the beginning of such period constitute the New D&B Board, and any new Director (other than a Director designated by a person who has entered into an agreement with New D&B to effect a transaction described in clause (i), (iii) or
        (iv) of this Section, a Director designated by any Person (including New D&B) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a New D&B Change in Control or a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of New D&B representing 10% or more of the combined voting power of New D&B's securities) whose election by the New D&B Board or nomination for election by New D&B's shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof.

             (iii) the shareholders of New D&B approve a merger or consolidation of New D&B with any other corporation, other than a merger or consolidation which would result in the voting securities of New D&B outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of New D&B or such surviving entity outstanding immediately after such merger or consolidation and after which no Person holds 20% or more of the combined voting power of the then outstanding securities of New D&B or such surviving entity; or

             (iv) the shareholders of New D&B approve a plan of complete liquidation of New D&B or an agreement for the sale or disposition by New D&B of all or substantially all of New D&B's assets.

          (q) New D&B Committee: The Compensation and Benefits Committee of the New D&B Board, or any successor thereto or other committee designated by the New D&B Board to assume the obligations of the New D&B Committee hereunder.

          (r) New D&B Director: A Participant who is a director of New D&B immediately following the Distribution Date.

          (s) Option: A stock option granted pursuant to Section 6 of the Plan.

          (t) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(b) of the Plan.

          (u) Participant: Any director of the Company who is not an employee of the Company or any Subsidiary of the Company as of the date that an Award is granted.

          (v) Performance Period: The calendar year or such other period of time as shall be designated by the Committee from time to time.

          (w) Performance Share: A periodic bonus award, payable in unrestricted Shares, granted pursuant to Section 8(a) of the Plan.

          (x) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

          (y) Plan: The 1998 Moody's Corporation Non-Employee Directors' Stock Incentive Plan, as amended and restated.

          (z) Restricted Stock: A Share of restricted stock granted pursuant to
     Section 7 of the Plan.

          (aa) Retirement: Termination of service with the Company after such Participant has attained age 70, regardless of the length of such Participant's service; or, with the prior written consent of the Committee (excluding any member thereof whose own Retirement is at issue in a given case), termination of service at an earlier age after the Participant has completed six or more years of service with the Company; provided, however, that following the Distribution Date, the Retirement of a New D&B Director shall be based on his or her service as a non-employee director of the Board and the New D&B Board and/or the prior written consent of the New D&B Committee.

          (bb) Shares: Shares of common stock, par value $0.01 per share, of the Company.

          (cc) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

          (dd) Termination of Service: A Participant's termination of service with the Company; provided, however, that following the Distribution Date, a New D&B Director's termination of service shall be based on his or her termination of service with New D&B.

3. SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is 400,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Awards shall reduce the total number of Shares available under the Plan. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. ADMINISTRATION

     The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

5. ELIGIBILITY

     All Participants shall be eligible to participate under this Plan.

6. TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be non-qualified stock options for federal income tax purposes, as evidenced by the related Option agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Grants. A Participant may receive, on such dates as determined by the Committee in its sole discretion, grants consisting of such number of Options as determined by the Committee in its sole discretion.

          (b) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

          (c) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (d) Exercise of Options. Except as otherwise provided in the Plan or in a related Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant
     (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

          (e) Exercisability Upon Termination of Service by Death. Upon a Termination of Service by reason of death after the first anniversary of the date on which an Option is granted, the unexercised portion of such Option shall immediately vest in full and may thereafter be exercised during the shorter of the remaining term of the Option or five years after the date of death.

          (f) Exercisability Upon Termination of Service by Disability or Retirement. Upon a Termination of Service by reason of Disability or Retirement after the first anniversary of the date on which an Option is granted, the unexercised portion of such Option may thereafter be exercised during the shorter of the remaining term of the Option or five years after the date of such Termination of Service; provided, however, that if a Participant dies within a period of five years after such Termination of Service, the unexercised portion of the Option shall immediately vest in full and may thereafter be exercised, during the shorter of the remaining term of the Option or the period that is the longer of five years after the date of such Termination of Service or one year after the date of death.

          (g) Effect of Other Termination of Service. Upon a Termination of Service by reason of Disability or Retirement prior to the first anniversary of the date on which an Option is granted (as described above), then, a pro rata portion of such Option shall immediately vest in full and may be exercised thereafter, during the shorter of (A) the remaining term of such Option or (B) five years after the date of such Termination of Service, for a prorated number of Shares (rounded down to the nearest whole number of Shares), equal to (i) the number of Shares subject to such Option multiplied by (ii) a fraction the numerator of which is the number of days the Participant served on the Board and the New D&B Board subsequent to the date on which such Option was granted and the denominator of which is 365. The portion of such Option which is not so exercisable shall terminate as of the date of Disability or Retirement. Upon a Termination of Service for any other reason prior to the first anniversary of the date on which an Option is granted, such Option shall thereupon terminate. Upon a Termination of Service for any reason other than death, Disability or Retirement after the first anniversary of the date on which an Option is granted, the unexercised portion of such Option shall thereupon terminate.

          (h) Nontransferability of Stock Options. Except as otherwise provided in this Section 6(h), a stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the optionee or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the optionee, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this
     Section 6(h). The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of Service of Sections 6(e), 6(f) and 6(g) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 6(e), 6(f) and 6(g). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

7. TERMS AND CONDITIONS OF RESTRICTED STOCK

     Restricted Stock granted under the Plan shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Grants. A Participant may receive, on such dates as determined by the Committee in its sole discretion, grants consisting of such amounts of Restricted Stock as determined by the Committee in its sole discretion.

          (b) Restrictions. Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned or otherwise disposed of under any circumstances; provided, however, that the foregoing restrictions shall lapse at such time and upon such terms and conditions as may be specified by the Committee in the related Award agreement(s).

          (c) Vesting. Any grant of Restricted Stock under the Plan shall be subject to a minimum one-year vesting requirement.

          (d) Forfeiture of Grants. Except to the extent otherwise specified by the Committee in a related Award agreement(s), all Shares of Restricted Stock as to which restrictions have not previously lapsed pursuant to
     Section 7(b) of the Plan shall be forfeited upon a Participant's Termination of Service for any reason (including, without limitation, by reason of death, Disability or Retirement).

          (e) Other Provisions. During the period prior to the date on which the foregoing restrictions lapse, Shares of Restricted Stock shall be registered in the Participant's name and such Participant shall have voting rights and receive dividends with respect to such Restricted Stock.

8. TERMS AND CONDITIONS OF PERFORMANCE SHARES

     (a) Establishment of Annual Performance Target Levels and Number of Performance Shares. Prior to the commencement of a given Performance Period, the Committee shall establish performance goals for the Company for such performance period. The Committee shall also establish the number of Performance Shares that would be payable to Participants upon the attainment of various performance goals during such Performance Period.

     (b) Payment in Unrestricted Shares. As soon as practicable following a given Performance Period, Participants shall receive unrestricted Shares equal to the number of Performance Shares earned by such Participant during such Performance Period. A Participant who did not serve on the Board during an entire Performance Period shall receive a prorated number of Shares (rounded down to the nearest whole number of Shares) based upon (i) the number of days during the Performance Period during which such Participant served on the Board and (ii) the actual performance results.

     (c) Authorization for Committee to Permit Deferral.  Notwithstanding
Section 8(b) of the Plan, a Participant may, if and to the extent permitted by the Committee, elect to defer payment of any unrestricted Shares payable as a result of any Performance Shares earned by such Participant; provided, however, that any such election must be made (i) no later than June 30 of the year immediately preceding the year in which any such unrestricted Shares are to be paid and (ii) in accordance with such terms and conditions as are established by the Committee in its sole discretion.

     (d) Vesting. Any grant of Performance Shares under the Plan shall be subject to a minimum one-year vesting requirement.

9. ADJUSTMENTS UPON CERTAIN EVENTS

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

          (b) Change in Control.  Upon the occurrence of a Change in Control,
     (i) all restrictions on Shares of Restricted Stock shall lapse, (ii) each Participant shall receive the target number of Performance Shares for the Performance Period in which the Change in Control occurs (or, if no target number has been established for such Performance Period, the target number for the immediately preceding Performance Period shall be used) and (iii) all Stock Options shall vest and become exercisable.

          (c) New D&B Change in Control. Upon the occurrence of a New D&B Change in Control, with respect to Awards granted prior to the Distribution Date, (i) all restrictions on Shares of Restricted Stock held by New D&B Directors shall lapse, (ii) each New D&B Director shall receive the target number of Performance Shares for the Performance Period in which the New D&B Change in Control occurs (or, if no target number has been established for such Performance Period, the target number for the immediately preceding Performance Period shall be used) and (iii) all Stock Options held by New D&B Directors shall vest and become exercisable.

10. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11. AMENDMENTS OR TERMINATION

     The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Participant under any Award theretofore granted without such Participant's consent.

12. NONTRANSFERABILITY OF AWARDS

     Except as provided in Section 6(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 12 (or any part thereof) to the extent that this
Section 12 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

13. CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

14. EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of June 30, 1998.

                              MOODY'S CORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MONDAY, APRIL 23, 2001

    The undersigned hereby appoints John Rutherfurd, Jr., Jeanne M. Dering and John J. Goggins, and each of them, as proxies, each with full power of substitution, to represent the undersigned and vote all the shares of common stock of Moody's Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 23, 2001 at 9:30 a.m., local time, at the Company's offices at 99 Church Street, New York, New York 10007, and any adjournment or postponement thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before the meeting.

    This card also constitutes voting instructions to the Trustee of the Moody's Corporation Profit Participation Plan and The Dun & Bradstreet Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Moody's Corporation held by the Trustee under such plans, as described in the Proxy Statement.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR FOLLOW THE APPLICABLE INTERNET OR TELEPHONE VOTING PROCEDURES.

    To vote by telephone or Internet, please see the reverse side of this card. To vote by mail, please sign and date the above proxy card on the reverse, tear off at the perforation and mail promptly in the enclosed postage-paid envelope.

[X]
     PLEASE MARK YOUR
     VOTES AS IN
     THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSALS II, III AND IV.
--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR its nominees and FOR Proposals II,
                                  III and IV.
--------------------------------------------------------------------------------

                                                                            WITHHOLD
I.   ELECTION OF TWO CLASS III DIRECTORS. NOMINEES:        FOR             AUTHORITY
     1. HALL ADAMS, JR.                                    [ ]                [ ]

     2. JOHN RUTHERFURD, JR.                               [ ]                [ ]

FOR, except vote withheld from the following nominee(s):
-------------------------

II.  APPROVAL OF THE 2001 MOODY'S CORPORATION KEY        FOR        AGAINST     ABSTAIN
     EMPLOYEES' STOCK INCENTIVE PLAN.                    [ ]          [ ]         [ ]
III. APPROVAL OF THE AMENDED AND RESTATED 1998           FOR        AGAINST     ABSTAIN
     MOODY'S CORPORATION NON-EMPLOYEE DIRECTORS'         [ ]          [ ]         [ ]
     STOCK INCENTIVE PLAN.
IV.  RATIFICATION OF THE APPOINTMENT OF                  FOR        AGAINST     ABSTAIN
     INDEPENDENT ACCOUNTANTS FOR 2001.                   [ ]          [ ]         [ ]

And, in its discretion, in the transaction of such other business as may properly come before the Annual Meeting.

                                             MARK THIS BOX IF YOU PLAN TO ATTEND
                                                   THE ANNUAL MEETING. [ ]

                                             Please sign exactly as name appears
                                             hereon. Joint owners should each
                                             sign. When signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such.

                                             ------------------------------
                                             SIGNATURE(S)            DATE

                                             ------------------------------
                                             SIGNATURE(S)            DATE

                                             Please sign and date here, detach
                                             and return in enclosed envelope or
                                             vote by telephone or Internet.

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Dear Stockholder:

     Moody's Corporation encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

     To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in this box must be used to access the system.

1. TO VOTE OVER THE INTERNET

     - Log on to the Internet and go to the web site http://www.eproxyvote.com/mco.

2. TO VOTE OVER THE TELEPHONE

     - On a touch-tone telephone, call 1-800-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week.

     Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

     If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                             THANK YOU FOR VOTING!

                                ADMISSION TICKET

                              MOODY'S CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 2001
                                   9:30 A.M.
                                99 CHURCH STREET
                            NEW YORK, NEW YORK 10007